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                                                                      EXHIBIT 11

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "General Information" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 4 to Registration Statement Number 33-91770 (Form N-1A) of our report dated September 26, 1997, on the financial statements and financial highlights of The Olstein Financial Alert Fund (the "Fund") for the fiscal year ended August 31, 1997, included in the Fund's Annual Report.



Philadelphia, Pennsylvania
December 26, 1997